UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 28, 2014

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road

Salt Lake City, Utah 84020

(Address of principal executive offices) (Zip code)

(801) 523-3100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2014, James T. Caudill, age 47, was elected to the Board of Directors (the “Board”) of Control4 Corporation (the “Company”) as a Class II director, to serve until the Company’s annual meeting of stockholders in 2015. As a non-employee director, Mr. Caudill will receive compensation in the same manner as the Company’s other non-employee directors. The Company previously disclosed the terms of non-employee director compensation in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 23, 2014.  There are no arrangements or understandings between Mr. Caudill and any other person pursuant to which Mr. Caudill was elected as a director, and there are no transactions between Mr. Caudill and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Since 2010, Mr. Caudill has served as chairman and chief executive officer of D&M Holdings, Inc., which manages a portfolio of companies that manufacture high-end audio, video and home theater equipment, including the Denon, Marantz, and Boston Acoustics brands.  Prior to being named as the chairman and chief executive officer of D&M Holdings, Mr. Caudill served as president of the Hardware and Home Improvement group at Black & Decker Corporation.  Mr. Caudill had a successful twenty-year career at Black & Decker, where he led a number of global businesses. Mr. Caudill joined Black & Decker as a retail sales representative in June 1990 and served in positions of increasing responsibility in national sales, product management, brand management, and marketing. He earned a B.S. in Marketing and Transportation Logistics from Ohio State University and an M.B.A. from Loyola College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Control4 Corporation

By:	/s/ Dan Strong
Dan Strong
Chief Financial Officer

Dated: October 30, 2014

2